JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G, dated February 14, 2011 (the “Schedule 13G”), with respect to the Class A Common Stock, par value $0.001 per share, of CBS Corporation, is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 14th day of February, 2011.

/s/ SUMNER M. REDSTONE
Name:	Sumner M. Redstone
Title:	Individually

NAIRI, INC.

/s/ SUMNER M. REDSTONE
Name:	Sumner M. Redstone
Title:	President

NAI ENTERTAINMENT HOLDINGS LLC

/s/ SUMNER M. REDSTONE
Name:	Sumner M. Redstone
Title:	Chairman and Chief Executive Officer

NATIONAL AMUSEMENTS, INC.

/s/ SUMNER M. REDSTONE
Name:	Sumner M. Redstone
Title:	Chairman and Chief Executive Officer